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                                   EXHIBIT 99
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FOR IMMEDIATE RELEASE                           For Additional Information
                                                Contact: Paul A. Miller
                                                         Vice President and CFO
                                                         (614) 718-0530


                       DANNINGER MEDICAL TECHNOLOGY, INC.
                                CHANGES NAME TO
                         CROSS MEDICAL PRODUCTS, INC.;
                          ANNOUNCES NEW TRADING SYMBOL


DUBLIN, Ohio -- (March 20, 1997)- Danninger Medical Technology, Inc. (Nasdaq:
DANN) announced that it will change its name effective at the close of business Friday, March 21, 1997 to Cross Medical Products, Inc.

Effective Monday, March 24, 1997, Cross Medical Products, Inc. will commence trading under the NASDAQ symbol "CRSS".

These changes reflect the Company's sale of its CPM business on March 12, 1997. The Company will focus exclusively on the spinal implant market which Cross Medical Products, Inc. has served since 1986.

Danninger Medical Technology, Inc.'s shareholders of record will retain their current stock certificates and their share ownership will not be affected by the name change, New stock certificates in Cross Medical Products, Inc. will be issued as appropriate in conjunction with the purchase or sale of shares or for other stock transfer transactions after March 21, 1997.

Cross Medical Products, Inc., is an emerging supplier of spinal implant devices used to treat degenerative conditions and deformities of the spine.